Exhibit (a)(18)


             IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                        IN AND FOR NEW CASTLE COUNTY

          - - - - - - - - - - - - - - - - - - x
          UNITED STATES SURGICAL CORPORATION,
          a Delaware corporation,             :

                              Plaintiff,      :    Civil Action No.

                    -against-                 :

          CIRCON CORPORATION, a Delaware      :
          corporation,
                                              :
                              Defendant.
                                              :
          - - - - - - - - - - - - - - - - - -

                     COMPLAINT UNDER 8 DEL.C. SECTION 211(C)

                  Plaintiff United States Surgical Corporation
        ("U.S. Surgical"), submits this complaint requesting an order compelling Circon Corporation ("Circon") to hold an annual meeting of Circon's stockholders. The last annual meeting of Circon's stockholders was held on July 12, 1996, more than 13 months ago, and Circon has not set a date for the next meeting. Circon's failure to set a date is a violation of 8 Del. C. SECTION 211(c).

                  1.   Plaintiff U.S. Surgical, a Delaware
        corporation, owns 1,000,100 shares of common stock of Circon.

                  2. Defendant Circon is a Delaware corporation with its principle executive offices at 6500 Hollister Avenue, Santa Barbara, California, 93117. Circon's registered agent in Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801.

                  3. Defendant Circon last held an annual meeting of its stockholders on July 12, 1996, more than 13 months ago. No date has been set for Circon's next annual meeting of its stockholders.

                  4.   Section 211(c) of the Delaware General
        Corporation Law provides in pertinent part:

             If there be a failure to hold an annual meeting for a period of 30 days after the date designated thereof, or if no date has been designated, for a period of 13 months after the organization of the corporation or after its last annual meeting, the Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.... The Court of Chancery
             may issue such orders as may be appropriate, including, without limitation, orders designating the time and place of such meeting, the record date for determination of stockholders entitled to vote, and the form of notice of such meeting.

                  5. By reason of Circon's failure to hold an annual meeting within the compulsory statutory period, U.S. Surgical requests that the Court summarily order Circon to set a date for an annual meeting of its stockholders. At trial, the Court should also determine the place, time, record date and form of notice for the meeting.

                  6.   U.S. Surgical has no adequate remedy at law.


                  WHEREFORE, U.S. Surgical prays that this Court:

                  A. Summarily order Circon to hold an annual meeting of stockholders, with the date, place, record date and form of notice to be determined by the Court;

                  B. Grant to the plaintiff such other relief, including reasonable attorneys' fees and costs, as the Court shall deem appropriate.


                                      SKADDEN, ARPS, SLATE,
                                      MEAGHER & FLOM LLP

                                      -----------------------------
                                      Edward P. Welch
                                      Andrew J. Turezyn
                                      Paul J. Lockwood
                                      One Rodney Square
                                      P.O. Box 636
                                      Wilmington, Delaware  19899
                                      (302) 651-3000

                                      Attorneys for Plaintiff
                                      United States Surgical
                                        Corporation

        Of Counsel:

        George A. Zimmerman

        SKADDEN, ARPS, SLATE,
          MEAGHER & FLOM LLP
        919 Third Avenue
        New York, NY 10022
        (212) 735-3000

        Dated:  August 13, 1997